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EXHIBIT 77M

REDOMICILING OF FUNDS
On March 7, 2011, each Redomiciling Fund (each a Redomiciling Fund) was reorganized into its corresponding New Fund (each a New Fund, a newly formed series of Columbia Funds Series Trust II), as shown in the table below.

REDOMICILING FUND                       NEW FUND
--------------------------------------  --------------------------------------
Columbia Absolute Return Currency       Columbia Absolute Return
and Income Fund, a                      Currency and Income Fund,
series of RiverSource Global            a series of Columbia
Series, Inc., a Minnesota corporation   Funds Series Trust II, a Massachusetts
                                        business trust

Columbia Asia Pacific ex-Japan          Columbia Asia Pacific ex-Japan Fund,
Fund, a series of RiverSource           a series of
International Series, Inc.,             Columbia Funds Series Trust II,
a Minnesota corporation                 a Massachusetts business trust

Columbia Emerging Markets               Columbia Emerging Markets
Bond Fund, a series of RiverSource      Bond Fund, a series of
Global Series, Inc.,                    Columbia Funds Series Trust II,
a Minnesota corporation                 a Massachusetts business trust

Columbia Emerging Markets               Columbia Emerging Markets
Opportunity Fund, a series of           Opportunity Fund, a series
RiverSource Global Series, Inc.,        of Columbia Funds Series Trust II,
a Minnesota corporation                 a Massachusetts business trust

Columbia European Equity                Columbia European Equity
Fund, a series of RiverSource           Fund, a series of Columbia
International Series, Inc.,             Funds Series Trust II,
a Minnesota corporation                 a Massachusetts business trust

Columbia Frontier Fund, Inc.,           Columbia Frontier Fund, a
a Maryland corporation                  series of
                                        Columbia Funds Series Trust II,
                                        a Massachusetts business trust

Columbia Global Bond Fund,              Columbia Global Bond Fund,
a series of RiverSource Global          a series of
Series, Inc.,                           Columbia Funds Series
a Minnesota corporation                 Trust II,
                                        a Massachusetts business trust

Columbia Global Equity Fund,            Columbia Global Equity Fund,
a series of RiverSource                 a series of
Global Series, Inc.,                    Columbia Funds Series
a Minnesota corporation                 Trust II,
                                        a Massachusetts business trust

Columbia Global Extended                Columbia Global Extended
Alpha Fund, a series of                 Alpha Fund,
RiverSource Global Series, Inc.,        a series of Columbia
a Minnesota corporation                 Funds Series Trust II, a
                                        Massachusetts business trust

Columbia Multi-Advisor                  Columbia Multi-Advisor
International Value Fund,               International Value Fund,
a series of RiverSource                 a series of Columbia Funds
International Managers                  Series Trust II,
Series, Inc.,                           a Massachusetts business trust
a Minnesota corporation

Columbia Seligman Global Technology     Columbia Seligman Global
Fund, a series of Seligman              Technology Fund,
Global Fund Series, Inc.,               a series of Columbia Funds Series
a Maryland corporation                  Trust II,
                                        a Massachusetts business trust

BOARD ACTION: Board members of the Redomiciling Fund, at a meeting held on November 11, 2010, approved an Agreement and Plan of Redomiciling (the Agreement). The Board determined that participation in the Redomiciling

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was in the best interests of the Redomiciling Fund and that the interests of existing shareholders of the Redomiciling Fund would not be diluted as a result of the Redomiciling.

SHAREHOLDER APPROVAL: For each Redomiciling Fund organized as a series of a Minnesota corporation, shareholders approved the Agreement between the Redomiciling Fund and the New Fund at a special meeting of shareholders held on February 15, 2011. For each Redomiciling Fund organized as a Maryland corporation, or series thereof, shareholder approval of the Agreement was not required.

TERMS OF THE REDOMICILING: Under the Agreement, the Redomiciling Fund transferred all of its assets attributable to each Class of its shares to the New Fund in exchange for the corresponding Class of shares of the New Fund. Those shares were distributed proportionately to the shareholders of the Redomiciling Fund. The New Fund assumed the liabilities of the Redomiciling Fund. The shareholders did not pay any sales charge in connection with the distribution of shares. Columbia Management Investment Advisers, LLC agreed to bear the costs of the Redomiciling.